Exhibit 10.23

AMENDMENT NUMBER ONE
INDEPENDENCE COMMUNITY BANK CORP.
DEFERRED COMPENSATION PLAN

     BY THIS AMENDMENT NUMBER ONE, the Independence Community Bank Corp. Deferred Compensation Plan (the “Plan”) is hereby amended as follows, such amendment effective as of September 24, 2004:

     1. Section 8(c) of the Plan is amended and restated to read in its entirety as follows:

     Timing of Payments. Payments in settlement of a Deferral Account shall be made as soon as practicable after the date or dates (including the occurrence of specified events), and in such number of installments, as may be directed by the Participant in his or her election relating to such Deferral Account(s), or earlier in the event of termination of employment by the Participant in the circumstances specified in Section 8(c)(i) and 8(c)(ii) of the Plan. An election to change a date of a distribution, which is subject to the approval of the Committee and/or Administrator, must be made, in writing, while the Participant is an active employee or in the active service of the Company or its Subsidiaries and prior to the commencement of distribution. However, the change shall not become effective until the one (1) year anniversary of such election(s), provided the Participant remains in the active employ or service, as the case maybe, of the Company or its Subsidiary for the entire one (1) year period.

(i)	In the event of termination of employment or service as a Non-Employee Director for reasons other than Retirement or Disability, a single lump sum payment in settlement of any Deferral Account (including a Deferral Account with respect to which one or more installment payments have previously been made) shall be made as promptly as practicable following the Valuation Date, unless otherwise determined by the Administrator; or

(ii)	In the event of a Change in Control, payments in settlement of any Stock-Denominated Deferral Account (including a Deferral Account with respect to which one or more installment payments have previously been made) shall be made within fifteen (15) business days following the effective date of such Change in Control.

     2. All other provisions of the Plan shall continue in full force and effect.

     IN WITNESS WHEREOF, this Amendment has been executed this 24 day of September 2004.

INDEPENDENCE COMMUNITY BANK CORP.
By:	/s/ Alan H. Fishman
Alan H. Fishman, President and Chief
Executive Officer